                                 EXHIBIT 4.1

                             SPECIMEN CERTIFICATE

                                                                    Exhibit 4.1


                          Skaneateles Bancorp, Inc.
                            the parent company of
                           Skaneateles Savings Bank    [LOGO]
   Number                                                               Shares
SB
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                       CUSIP 830506 10 1
COMMON STOCK                                 SEE REVERSE FOR CERTAIN DEFINITIONS
                                                 AND FOR CERTAIN RESTRICTIONS

THIS CERTIFIES THAT



is the owner of

             FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                         $.01 PAR VALUE PER SHARE, OF

Skaneateles Bancorp, Inc. (Skaneateles Bancorp) a Delaware corporation. The shares represented by this certificate are transferable only on the stock transfer books of Skaneateles Bancorp by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by Skaneateles Bancorp's transfer agent and registrar.
  IN WITNESS WHEREOF, Skaneateles Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

  Dated:

 /s/                                                    /s/
                                  [SEAL]
   SECRETARY                               PRESIDENT AND CHIEF EXECUTIVE OFFICER



--------------------------------------
COUNTERSIGNED AND REGISTERED:
  REGISTRAR AND TRANSFER COMPANY
         TRANSFER AGENT AND REGISTRAR

By
                  AUTHORIZED SIGNATURE






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                          SKANEATELES BANCORP, INC.


  The shares represented by this certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of Skaneateles Bancorp, Inc. as from time to time amended (copies of which are on file at the principal executive office of Skaneateles Bancorp, Inc.), to all of which the holder by acceptance hereof assents.

  The certificate of incorporation of Skaneateles Bancorp, Inc. prohibits the following: (a) the acquisition by any person, at any time, of the beneficial ownership of 10% or more of the outstanding voting stock of Skaneateles Bancorp, Inc., unless prior to such acquisition such person has received the approval of two-thirds of the outstanding shares of such voting stock and all required federal and state regulatory approvals, and (b) the offer, by any person, to acquire direct or indirect beneficial ownership of 10% or more of the outstanding voting stock of Skaneateles Bancorp, Inc., unless such person has received prior approval to make such offer by having such offer approved by at least two-thirds of the directors then in office, or having prior approval of specified federal and state regulatory agencies to acquire control of Skaneateles Bancorp, Inc. These offer and purchase restrictions are not applicable to underwriters in connection with a public offering or to any employee stock purchase plan, pension plan, profit sharing plan or other employee benefit plan of Skaneateles Bancorp, Inc. or any of its subsidiaries. In the event that voting stock of Skaneateles Bancorp, Inc. is acquired by any person in violation of the foregoing provisions, all shares owned by such person in excess of 10% of all outstanding voting stock of Skaneateles Bancorp, Inc. are prohibited from being (a) voted on any matter, (b) entitled to take other shareholder action, (c) counted as voting stock in connection with any matter submitted to a stockholders' vote, or (d) transferred except with the approval of the board of directors or by an independent trustee appointed by the board of directors. The foregoing provisions are effective as long as SKANEATELES SAVINGS BANK (or any successor institution) continues to be a majority-owned subsidiary of Skaneateles Bancorp, Inc.

  The certificate of incorporation of Skaneateles Bancorp, Inc. also includes a provision the general effect of which is to require an 80% vote of all shareholders to approve a reorganization or similar transaction with a greater than 10% shareholder or an affiliate or associate thereof, unless the transaction is approved by two-thirds of the continuing directors not elected by such interested shareholder or is at a price not less than the maximum amount paid by such interested shareholder in purchasing its greater than 10% interest in Skaneateles Bancorp, Inc.

  Skaneateles Bancorp, Inc. will furnish to any shareholder upon request and without charge a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to Skaneateles Bancorp, Inc. or its transfer agent and registrar.

  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


  TEN COM -- as tenants in common               UNIF GIFT MIN ACT -- ________Custodian________
  TEN ENT -- as tenants by the entireties                             (Cust)           (Minor)
  JT TEN  -- as joint tenants with right of                          under Uniform Gifts to Minors
             survivorship and not as tenants                         Act________________________
             in common                                                      (State)

    Additional abbreviations may also be used though not in the above list.


  FOR VALUE RECEIVED, ___________________ hereby sell, assign and transfer unto

   PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
    ____________________________________
   |____________________________________|


_______________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________________________________________________


_______________________________________________________________________________


_______________________________________________________________________________


________________________________________________________________________ shares represented by the within certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________ Attorney
to transfer the said shares on the books of Skaneateles Bancorp, Inc. with full power of substitution in the premises.


Dated: _______________________________


                                      ________________________________________
                             NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.